Exhibit 99.1

Vantage Drilling Company Reports First Quarter 2010 Results

HOUSTON, TX--(MARKET WIRE)-May 10, 2010 -- Vantage Drilling Company ("Vantage") (AMEX: VTG-U) (AMEX:VTG) (AMEX: VTG-WS) reports a net income of $6.0 million or $0.03per diluted share for the three months ended March 31, 2010 as compared to net income of $2.4 million or $0.03 per diluted share for the three months ended March 31, 2009.

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs operating, and an ultra deepwater drillship, the Platinum Explorer, currently under development. Vantage is also providing management services to an affiliate for two other ultra-deepwater drillships and to Sea Dragon for two ultra-deepwater semi-submersibles.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Vantage Drilling Company
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2010	2009
Revenue
Contract drilling services	$39,356	$9,787
Management fees	4,437	4,142
Reimbursables	14,457	367
Total revenue	58,250	14,296
Operating costs and expenses
Operating costs, excluding impairment and termination costs	30,659	5,640
General and administrative	4,475	3,436
Depreciation	7,477	1,656
Total operating expenses	42,611	10,732
Income (loss) from operations	15,639	3,564
Other income (expense)
Interest income	12	8
Interest expense	(7,985)	(748)
Other income	612	86
Total other income (expense)	(7,361)	(654)
Income before income taxes	8,278	2,910
Income tax provision	2,315	552
Net income	$5,963	$2,358

Earnings per share
Basic	$0.03	$0.03
Diluted	$0.03	$0.03

Vantage Drilling Company
Consolidated Balance Sheet
(In thousands, except par value information)

	March 31,	December 31,
	2010	2009
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$30,394	$15,992
Restricted cash	38,051	28,863
Trade receivables	39,742	17,536
Inventory	11,802	10,789
Prepaid expenses and other current assets	11,343	8,040
Total current assets	131,332	81,220
Property and Equipment
Property and equipment	911,476	899,541
Accumulated depreciation	(18,806)	(11,329)
Property and equipment, net	892,670	888,212
Other Assets
Investment in joint venture	122,265	120,306
Other assets	28,722	29,441
Total other assets	150,987	149,747
Total assets	$1,174,989	$1,119,179

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$17,849	$15,931
Accrued liabilities	21,692	14,285
Short-term debt	3,434	17,827
Current maturities of long-term debt	16,000	16,000
Total current liabilities	58,975	64,043
Long-term debt, net of discount of $3,728 and $4,021	369,939	378,078
Commitments and contingencies	-	-
Shareholders' equity
Preferred shares, $0.001 par value, 10,000 shares authorized; none issued or outstanding	-	-
Ordinary shares, $0.001 par value, 400,000 shares authorized; 236,009 and 187,277 shares issued and outstanding	236	187
Additional paid-in capital	777,796	714,486
Accumulated deficit	(31,154)	(37,117)
Accumulated other comprehensive loss	(803)	(498)
Total shareholders' equity	746,075	677,058
Total liabilities and shareholders' equity	$1,174,989	$1,119,179

Vantage Drilling Company
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended March 31,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$5,963	$2,358
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation expense	7,477	1,656
Amortization of debt financing costs	976	205
Share-based compensation expense	1,526	1,142
Accretion of long-term debt	1,217	-
Amortization of senior notes discount	293	-
Deferred income tax benefit	-	-
Changes in operating assets and liabilities:
Restricted cash	(9,188)	(212)
Trade receivables	(22,205)	(9,686)
Inventory	(1,013)	(3,016)
Prepaid expenses and other current assets	(3,304)	434
Other assets	(198)	(45)
Accounts payable	1,919	1,983
Accrued liabilities	7,245	4,049
Short-term debt	904	-
Net cash used in operating activities	(8,388)	(1,132)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of assets	-	-
Additions to property and equipment	(11,934)	(17,685)
Investment in joint venture	(1,959)	-
Deferred acquisition costs	-	-
Net cash used in investing activities	(13,893)	(17,685)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under credit agreements		10,821
Repayment of long-term debt	(9,649)	(465)
Proceeds from issuance of ordinary shares in public offering, net	47,688	-
Repayment of short-term debt	(1,297)	-
Debt issuance costs	(59)	-
Proceeds from notes payable-shareholders	-	4,000
Net cash provided by financing activities	36,683	14,356
Net increase (decrease) in cash and cash equivalents	14,402	(4,461)
Cash and cash equivalents-beginning of period	15,992	16,557
Cash and cash equivalents-end of period	$30,394	$12,096

Contact:

Public & Investor Relations Contact:

Paul A. Bragg

Chairman & Chief Executive Officer

Vantage Drilling Company

(281) 404-4700